FOURTH WAIVER AND AMENDMENT

This FOURTH WAIVER AND AMENDMENT (this “Waiver”), dated as of August 8, 2019, is entered into among Gain Capital Holdings, Inc., a Delaware corporation (the “Borrower”), certain affiliates of the Borrower named in the signature pages hereto (the “Subsidiary Guarantors”), the Lenders under the Credit Agreement referred to below (the “Lenders”) and Barclays Bank PLC, as administrative agent (in such capacity the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.
WHEREAS, reference is made to the Credit Agreement dated as of August 2, 2017, by and among the Borrower, each of the Lenders that is a party thereto from time to time, the Administrative Agent and the Collateral Agent (as amended, modified or supplemented from time to time, the “Credit Agreement”);
WHEREAS, pursuant to Section 6.12(b) of the Credit Agreement, the Borrower is not permitted to allow the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 5.00 to 1.00, and the failure to do so is a Default under the Credit Agreement and an Event of Default under Section 7.01(e) of the Credit Agreement if such failure shall continue unremedied for a period of 30 or more days after notice thereof by the Administrative Agent to the Borrower (such Default and Event of Default, the “Specified Defaults”);
WHEREAS, the Borrower has requested that, subject to the terms and conditions herein, the Administrative Agent, Collateral Agent and the Lenders waive the Specified Defaults and subject to the satisfaction of the conditions precedent set forth herein, the Administrative Agent, Collateral Agent and the Required Lenders have agreed to waive the Specified Defaults;
WHEREAS, the Borrower has requested that, subject to the terms and conditions herein, the Administrative Agent, Collateral Agent and the Lenders consent to the amendment of the Credit Agreement as of the Effective Date (defined below) as set forth herein; and
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Definitions. All capitalized terms used, but not otherwise defined, herein, including in the introductory and recital paragraphs above, shall have the meanings assigned thereto in Section 1.01 of the Credit Agreement. The rules of interpretation contained in Sections 1.02 and 1.03 of the Credit Agreement shall apply to this Waiver as if set forth herein.
SECTION 2. Waiver of Specified Defaults. Subject to the satisfaction of all of the conditions set forth in Section 3, the Administrative Agent, Collateral Agent and Required Lenders hereby waive the Specified Defaults solely for the Borrower’s fiscal quarter ended as of June 30, 2019.
SECTION 3. Conditions to Waiver. This Waiver shall become effective as of the date hereof (the “Effective Date”) only upon the satisfaction of all of the following conditions:
(a) the Borrower, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent and the Lenders constituting the Required Lenders shall have executed this Waiver, and each such Administrative Agent, Collateral Agent, Subsidiary Guarantor, the Borrower and Lender shall have delivered its executed counterpart to this Waiver; and

(b)the representations and warranties set forth in Section 5 below shall be true and correct in all respects.
SECTION 4. Amendment to Credit Agreement. As of the Effective Date, the parties hereby agree that Section 6.12(b) of the Credit Agreement shall be deleted in its entirety and replaced by the following:
“(b)    Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 5.00 to 1.00; provided that if as of the end of any fiscal quarter the Consolidated Interest Coverage Ratio is less than the ratio set forth above, then the Borrower shall nevertheless be deemed to be in compliance with this Section 6.12(b) if, for the period until such time that the Consolidated Interest Coverage Ratio is again equal to or greater than the ratio set forth above as of the end of the relevant fiscal quarter (such period being the “Interest Coverage Non-Compliance Period”), at all times (i) the sum of, without duplication, (A) amounts held in the Borrower’s Controlled Accounts, which Controlled Accounts are free and clear of all Liens other than Liens in favor of the Collateral Agent, plus (B) the Borrower’s Consolidated Net Unencumbered Liquid Assets, equals or exceeds $75,000,000, and (ii) the Total Outstandings do not exceed the amounts held in such Controlled Accounts, in the aggregate; provided further that at no time during the Interest Coverage Non-Compliance Period will the Borrower request or be permitted to make any drawings under the Loan.”
SECTION 5. Representations and Warranties. The Borrower and each Subsidiary Guarantor hereby represent and warrant that as of the Effective Date:
(a)the execution, delivery and performance by the Borrower and each Subsidiary Guarantor of this Waiver has been duly authorized by all necessary corporate or other organizational action, and does not and will not (i) contravene the terms of any of their Organizational Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which the Borrower or any Subsidiary Guarantor is a party or affecting the Borrower or any Subsidiary Guarantor or the properties of the Borrower or any Subsidiary Guarantor (other than the Lien created by the Loan Documents) or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or each Subsidiary Guarantor or its property is subject or (iii) violate any Law;

(b)neither the Borrower nor any Subsidiary Guarantor is in default under or with respect to any Contractual Obligation that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, other than the Specified Defaults (which are hereby waived subject to the satisfaction of all the conditions set forth in Section 3); and

(c)both at the time of and immediately after giving effect to this Waiver, no Default or Event of Default other than the Specified Default (which are hereby waived subject to the satisfaction of all the conditions set forth in Section 3) shall have occurred and be continuing.
SECTION 6. Miscellaneous.
(a)The waiver provided in Section 2 hereof shall be applicable solely with respect to those matters expressly provided therein and no other amendments, releases, waivers or consents may be construed or implied;

(b)the Borrower shall promptly pay all reasonable legal fees and expenses incurred by the Administrative Agent in connection with this Waiver in accordance with Section 9.03 of the Credit Agreement;

(c)The parties hereto agree that this Waiver shall constitute a Loan Document;

(d)Except as expressly provided herein, each Loan Document is and shall remain unchanged and in full force and effect and nothing contained in this Waiver shall abrogate, prejudice, diminish or otherwise affect any powers, right, remedies or obligations of any Person arising before the date of this Waiver;

(e)THIS WAIVER AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK;

(f)This Waiver may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Waiver constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof; and

(g)The provisions of this Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under the Credit Agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
GAIN CAPITAL HOLDINGS, INC., as Borrower

By: /s/ Glenn Stevens
Name: Glenn Stevens
Title: Chief Executive Officer

GAIN HOLDINGS, LLC, as Subsidiary Guarantor

By: /s/ Glenn Stevens
Name: Glenn Stevens
Title: Sole Manager

GLOBAL FUTURES & FOREX, LTD, as Subsidiary Guarantor

By: /s/ Alex Bobinski
Name: Alex Bobinski
Title: EVP & Chief Compliance Officer

GFT SECURITIES LLC, as Subsidiary Guarantor
By: GLOBAL FUTURES & FOREX, LTD., its sole member

By: /s/ Alex Bobinski
Name: Alex Bobinski
Title: EVP & Chief Compliance Officer

S.L. BRUCE FINANCIAL CORPORATION, as Subsidiary Guarantor

By: /s/ Glenn Stevens
Name: Glenn Stevens
Title: Chief Executive Officer

GCAM, LLC, as Subsidiary Guarantor

By: /s/ Glenn Stevens
Name: Glenn Stevens
Title: Sole Manager

GAIN CAPITAL HOLDINGS INTERNATIONAL, LLC, as Subsidiary Guarantor

By: /s/ Glenn Stevens
Name: Glenn Stevens
Title: Sole Manager

BARCLAYS BANK PLC, as Administrative Agent

By: /s/ Ashley Jay
Name: Ashley Jay
Title: Vice President

BARCLAYS BANK PLC, as Collateral Agent

By: /s/ Ashley Jay
Name: Ashley Jay
Title: Vice President

BARCLAYS BANK PLC, as Lender

By: /s/ Kevin T. Murphy
Name: Kevin T. Murphy
Title: Director

STERLING NATIONAL BANK, as Lender

By: /s/ Mark R. Smith
Name: Mark R. Smith
Title: Managing Director

SIGNATURE BANK, as Lender

By: /s/ Richard Ohl
Name: Richard Ohl
Title: Sr. Vice President, Sr. Lender

PEAPACK-GLADSTONE BANK, as Lender

By: /s/ Pamela Winski
Name: Pamela Winski
Title: Senior Vice President

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